SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.                        Regulation F-D Disclosure

On November 3, 2003, the California Department of Health Services (“CDHS”) issued a news release announcing the results of its audits of Redding Medical Center (“RMC”), an acute care facility operated by a subsidiary of Tenet Healthcare Corporation (“Tenet”).  The release stated that RMC received $11,980,392 in excess reimbursements for Medi-Cal and the County Medical Services Program from June 1, 1999, through May 31, 2001, for billing inappropriate codes and for costs that were either not allowable or could not be documented, according to CDHS audits.  The news release added that the hospital has repaid $8,899,328 of the excess reimbursements.

The $8,899,328 million already repaid is based on a routine reconciliation of the filed cost reports to the CDHS claims data, and represents the difference between the interim payments made to the hospital by CDHS at rates established by CDHS and the hospital’s filed costs.  The remaining $3,081,064 represents audit findings made by CDHS.

The CDHS news release also states that CDHS intends to expand all of its audits of facilities owned by Tenet subsidiaries in California and refer the audit findings to other state and federal agencies.

Although Tenet has not yet had had an opportunity to fully review the formal CDHS report containing the audit findings regarding RMC, Tenet disputes the findings as presented in the CDHS news release and will appeal them. All of Tenet’s California hospital subsidiaries – and all hospitals in the state – are audited annually by CDHS.  Disputes over audit findings are common and are appealed through the various forums and processes that the law permits when such disputes arise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: November 3, 2003